Exhibit 4.2

AMENDMENT NO. 1 TO

THE AMENDED AND RESTATED

DECLARATION OF TRUS

T AND TRUST AGREEMENT

This AMENDMENT NO. 1 (THE “AMENDMENT”) TO THE AMENDED AND RESTATED DECLARATION OF TRUST AND TRUST AGREEMENT of ZEN INVESTMENT TRUST is made and entered into as of the 11th day of January, 2019, by and among GRAYSCALE INVESTMENTS, LLC, a Delaware limited liability company, DELAWARE TRUST COMPANY, a Delaware corporation, as trustee, and the SHAREHOLDERS from time to time hereunder.

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RECITALS

WHEREAS, the Sponsor and the Trustee entered into the Amended and Restated Declaration of Trust and Trust Agreement dated as of August 6, 2018 (the “Trust Agreement”);

WHEREAS, Section 10.1 of the Trust Agreement provides that the Sponsor and the Trustee may amend the Trust Agreement without the consent of the Shareholders, subject to certain exceptions; and

WHEREAS, the Sponsor and the Trustee wish to amend the Trust Agreement pursuant to Section 10.1 thereof, to amend the name of the Trust to Grayscale Horizen Trust (ZEN), with such amendment to be effective immediately as of the date hereof.

NOW, THEREFORE, pursuant to Section 10.1 of the Trust Agreement, the Trustee and the Sponsor hereby amend the Trust Agreement as set forth below.

ARTICLE I

AMENDMENTS

SECTION 1.1 Amendments. The Trust Agreement is hereby amended as follows:

(a)	Section 1.2 of the Trust Agreement is hereby amended and restated in its entirety to read as follows:

The name of the Trust is “Grayscale Horizen Trust (ZEN)” in which name the Trustee and the Sponsor shall cause the Trust to carry out its purposes as set forth in Section 1.5, make and execute contracts and other instruments in the name and on behalf of the Trust and sue and be sued in the name and on behalf of the Trust.

(b)	As used in the Trust Agreement, all references to “Zen Investment Trust” are hereby amended to refer to “Grayscale Horizen Trust (ZEN).”

(c)	Section 13.6 of the Trust Agreement is hereby amended by replacing the address set forth for delivery of notices to the Trust and Sponsor as follows:

if to the Trust, at

Grayscale Horizen Trust (ZEN)

250 Park Avenue South

New York, New York 10003

Attention: Grayscale Investments, LLC

if to the Sponsor, at

Grayscale Investments, LLC

250 Park Avenue South

New York, New York 10003

Attention: Michael Sonnenshein

(d)	Section 13.12 of the Trust Agreement is hereby amended and restated in its entirety to read as follows:

This Trust Agreement and the Amendment constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

(e)

The form of Certificate of Trust of the Trust attached in the Trust Agreement as Exhibit A is replaced in its entirety with the Form of Certificate of Amendment to Certificate of Trust for the Trust attached hereto as Exhibit A.

ARTICLE II

MISCELLANEOUS

SECTION 2.1 Governing Law. The validity and construction of this Amendment shall be governed by the laws of the State of Delaware, and the rights of all parties hereto and the effect of every provision hereof shall be subject to and construed according to the laws of the State of Delaware without regard to the conflict of laws provisions thereof.

SECTION 2.2 Provisions In Conflict With Law or Regulations. The provisions of this Amendment are severable, and if the Sponsor shall determine, with the advice of counsel, that any one or more of such provisions (the “Conflicting Provisions”) are in conflict with the Code, the Delaware Trust Statute, the Securities Act, if applicable, or other applicable U.S. federal or state laws or the rules and regulations of any Secondary Market, the Conflicting Provisions shall be deemed never to have constituted a part of this Amendment, even without any amendment of this Amendment pursuant to this Amendment; provided, however, that such determination by the Sponsor shall not affect or impair any of the remaining provisions of this Amendment or the Trust Agreement, or render invalid or improper any action taken or omitted prior to such determination. No Sponsor or Trustee shall be liable for making or failing to make such a determination.

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(b) If any provision of this Amendment shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Amendment in any jurisdiction.

SECTION 2.3 Construction. In this Amendment, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Amendment.

SECTION 2.4 Counterparts; Electronic Signatures. This Amendment may be executed in one or more counterparts (including those by facsimile or other electronic means), all of which shall constitute one and the same instrument binding on all of the parties hereto, notwithstanding that all parties are not signatory to the original or the same counterpart. This Amendment, to the extent signed and delivered by means of a facsimile machine or other electronic transmission, shall be treated in all manner and respects as an original agreement and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

SECTION 2.5 Defined Terms. For purposes of this Amendment, any capitalized terms used and not defined herein shall have the same respective meanings as assigned to them in the Trust Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have duly executed this Amendment No. 1 to the Amended and Restated Declaration of Trust and Trust Agreement as of the day and year first above written.

DELAWARE TRUST COMPANY,
as Trustee

By:	/s/ Alan R. Halpern
Name: Alan R. Halpern
Title: Vice President

GRAYSCALE INVESTMENTS, LLC,
as Sponsor

By:	/s/ Michael Sonnenshein
Name: Michael Sonnenshein
Title: Managing Director

[Signature Page to Amendment No. l to the Trust Agreement - ZEN]

EXHIBIT A

FORM OF CERTIFICATE OF AMENDMENT TO CERTIFICATE OF TRUST FOR

THE TRUST

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF TRUST

OF

ZEN INVESTMENT TRUST

This Certificate of Amendment to the Certificate of Trust of Zen Investment Trust (the “Trust”) is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to amend the Certificate of Trust (the “Certificate of Trust”) of a statutory trust formed under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”).

1. Name. The name of the statutory trust amended hereby is Zen Investment Trust.

2. Amendment of Certificate. The Certificate of Trust of the Trust is hereby amended by changing the name of the Trust to Grayscale Horizen Trust (ZEN).

3. Effective Date. This Certificate of Amendment shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment in accordance with Section 3811(a)(2) of the Act.

DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee of the Trust

By:
Name:
Title: